                                                                     Exhibit 4.2


                                                                  CONFORMED COPY

                                 FIRST AMENDMENT

                  FIRST AMENDMENT, dated as of December 27, 1998 (this "AMENDMENT"), to the Credit Agreement, dated as of November 19, 1997 (as amended, supplemented or otherwise modified, the "CREDIT AGREEMENT"), among FRIENDLY ICE CREAM CORPORATION, a Massachusetts corporation (the "BORROWER"), the several banks and other financial institutions or entities parties thereto (the "LENDERS"), and SOCIETE GENERALE, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H:


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, extensions of credit to the Borrower;

                  WHEREAS, the Borrower has requested, and upon this Amendment becoming effective, the Lenders will have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

                  2.1 AMENDMENTS TO SECTION 1.1 OF THE CREDIT AGREEMENT.
Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of the following terms in their respective entireties and substituting in lieu thereof the following definitions:

                  "'APPLICABLE MARGIN': for each Type of Loan, the rate per annum set forth under the relevant column heading below:


                                                  Eurodollar         ABR
                                                    Loans           Loans
                                                  ----------        -----
       Revolving Credit Loans                       2.75%           1.25%
       Tranche A Term Loans                         2.75%           1.25%
       Tranche B Term Loans                         2.75%           1.25%
       Tranche C Term Loans                         3.00%           1.50%;



         PROVIDED, that on and after the first Adjustment Date occurring after the completion of four full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Revolving Credit Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid."

                  "'CONSOLIDATED CASH INTEREST EXPENSE": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP); PROVIDED that in no event shall the amendment fees paid in connection with the First Amendment to this Agreement constitute Consolidated Cash Interest Expense."

                  "'CONSOLIDATED EBITDA': for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business (it being understood that sales of restaurants in an aggregate amount up to $2,500,000 in any fiscal year are deemed to be in the ordinary course of business)) and (c) any other non-cash income, all as determined on a consolidated basis, PROVIDED, that, in calculating Consolidated EBITDA for periods that include any fiscal quarter of the Borrower's 1998 and 1999 fiscal years, any expenses resulting from the closing of the Borrower's Troy, Ohio manufacturing and distribution facility and the termination of its operations in China and the United Kingdom shall be disregarded to the extent that the aggregate amount of such expenses does not exceed $7,500,000."

                  "'EXCESS CASH FLOW': for any fiscal year of the Borrower, the excess, if any, of (a) Consolidated EBITDA for such fiscal year over
         (b) the sum, without duplication, of (i) the lesser of (x) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount (but only to the extent such expenditures so financed exceed the amount of Capital Expenditures permitted to be made in such fiscal year from the proceeds of any Reinvestment Deferred Amount in accordance with the provisions of clause (b) of Section 7.7)) and (y) in the case of fiscal years 1999 through 2002, the amount set forth opposite such fiscal year below:


                       Fiscal Year                    Amount
                       -----------                    ------
                           1999                    $43,000,000

                           2000                     41,500,000

                           2001                     43,500,000

                           2002                     45,500,000



         (ii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of income taxes and
         (v) Consolidated Cash Interest Expense for such fiscal year."

                  2.2 AMENDMENT TO SECTION 2.10(A) OF THE CREDIT AGREEMENT.
Section 2.10(a) of the Credit Agreement is hereby amended by inserting, immediately following the percentage "50%" that appears therein, the following parenthetical phrase "(or 100%, if, as of the last day of the fiscal quarter most recently ended prior to the date of such issuance for which financial statements shall have been delivered to the Lenders pursuant to Section 6.1, the Consolidated Leverage Ratio (adjusted to give PRO FORMA effect to such issuance and to any application of the Net Cash Proceeds thereof to repay Indebtedness) shall have been greater than 4 to 1)".

                  2.3 AMENDMENT TO SECTION 2.10(B) OF THE CREDIT AGREEMENT.
Section 2.10(b) of the Credit Agreement is hereby amended by deleting from the proviso thereto the following: "(i) the Borrower may exclude from the requirements of this paragraph the first $7,500,000 of aggregate Net Cash Proceeds from Asset Sales and Recovery Events and (ii)".

                  2.4 AMENDMENT TO SECTION 6.2 OF THE CREDIT AGREEMENT. Section
6.2 of the Credit Agreement is hereby amended by adding at the end thereof the following new paragraph (i):

                  "(i) within 15 days after the end of each fiscal month, a certificate of an Authorized Signatory setting forth in reasonable detail the aggregate sales revenues of the Borrower and its Subsidiaries for such fiscal month and the calculation of Consolidated EBITDA for such fiscal month."

                  2.5 AMENDMENTS TO SECTION 7.1 OF THE CREDIT AGREEMENT.
Section 7.1 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following:

                  "7.1  FINANCIAL CONDITION COVENANTS.

                  (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


                                                                                  Consolidated
                     Fiscal Quarter                                               Leverage Ratio
                     --------------                                               --------------
         Fiscal quarters from and including fourth quarter of
         fiscal 1997 through and including third quarter of
         fiscal 1998                                                              4.75 to 1.00

         Fourth quarter of fiscal 1998                                            5.25 to 1.00

         First quarter of fiscal 1999                                             5.90 to 1.00

         Second quarter of fiscal 1999                                            5.50 to 1.00

         Third quarter of fiscal 1999                                             5.00 to 1.00

         Fourth quarter of fiscal 1999                                            4.40 to 1.00

         First quarter of fiscal 2000                                             5.00 to 1.00

         Second quarter of fiscal 2000                                            4.70 to 1.00

         Third quarter of fiscal 2000                                             4.20 to 1.00

         Fourth quarter of fiscal 2000                                            4.10 to 1.00

         Fiscal quarters from and including first quarter of
         fiscal 2001 through and including third quarter of
         fiscal 2001                                                              4.30 to 1.00

         Fourth quarter of fiscal 2001                                            3.55 to 1.00

         Fiscal quarters from and including first quarter of
         fiscal 2002 through and including third quarter of
         fiscal 2002                                                              3.75 to 1.00

         Fourth quarter of fiscal 2002                                            3.05 to 1.00

         First fiscal quarter of fiscal 2003 and all fiscal
         quarters thereafter                                                      3.25 to 1.00


                  (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                                                                                  Consolidated
                     Fiscal Quarter                                               Leverage Ratio
                     --------------                                               --------------
         Fiscal quarters from and including fourth
         quarter of fiscal 1997 through and including
         third quarter of fiscal 1998                                             1.50 to 1.00

         Fourth quarter of fiscal 1998                                            1.50 to 1.00

         First quarter of fiscal 1999                                             1.30 to 1.00

         Second quarter of fiscal 1999                                            1.40 to 1.00

         Third quarter of fiscal 1999                                             1.50 to 1.00

         Fourth quarter of fiscal 1999                                            1.60 to 1.00

         First quarter of fiscal 2000                                             1.50 to 1.00

         Second quarter of fiscal 2000                                            1.60 to 1.00

         Third quarter of fiscal 2000                                             1.70 to 1.00

         Fourth quarter of fiscal 2000                                            1.75 to 1.00

         Fiscal quarters from and including first quarter of
         fiscal 2001 through and including third quarter of
         fiscal 2001                                                              1.65 to 1.00

         Fourth quarter of fiscal 2001                                            1.95 to 1.00

         Fiscal quarters from and including first
         quarter of fiscal 2002 through and including                             1.85 to 1.00
         third quarter of fiscal 2002

         Fourth quarter of fiscal 2002                                            2.10 to 1.00

         Fiscal quarters from and including first
         quarter of fiscal 2003 through and including
         third quarter of fiscal 2003                                             2.00 to 1.00

         Fourth fiscal quarter of fiscal 2003 and all
         fiscal quarters thereafter                                               2.15 to 1.00


                  (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                              Consolidated Fixed
                            Fiscal Quarter                                    Charge Coverage Ratio
                            --------------                                    ---------------------
         Fiscal quarters from and including fourth quarter of
         fiscal 1997 through and including third quarter of
         fiscal 1998                                                              1.40 to 1.00

         Fourth quarter of fiscal 1998                                            1.30 to 1.00

         First quarter of fiscal 1999                                             1.15 to 1.00

         Second quarter of fiscal 1999                                            1.20 to 1.00

         Third quarter of fiscal 1999                                             1.20 to 1.00

         Fourth quarter of fiscal 1999                                            1.25 to 1.00

         First quarter of fiscal 2000                                             1.10 to 1.00

         Second quarter of fiscal 2000                                            1.10 to 1.00

         Third quarter of fiscal 2000                                             1.20 to 1.00

         Fourth quarter of fiscal 2000                                            1.20 to 1.00

         Fiscal quarters from and including first quarter of
         fiscal 2001 through and including third quarter of
         fiscal 2001                                                              1.10 to 1.00

         Fourth quarter of fiscal 2001                                            1.25 to 1.00

         Fiscal quarters from and including first quarter of
         fiscal 2002 through and including third quarter of
         fiscal 2002                                                              1.15 to 1.00

         Fourth quarter of fiscal 2002                                            1.30 to 1.00

         Fiscal quarters from and including first quarter of
         fiscal 2003 through and including third quarter of
         fiscal 2003                                                              1.20 to 1.00

         Fourth fiscal quarter of fiscal 2003 and all fiscal
         quarters thereafter                                                      1.30 to 1.00



                  (d) MAINTENANCE OF NET WORTH. Permit Consolidated Net Worth as of the last day of any fiscal quarter of the Borrower ending during any fiscal year set forth below to be less than the amount set forth below opposite such fiscal year:



                                                                         Consolidated
         Fiscal Quarter                                                  Net Worth
         --------------                                                  ------------
         Fiscal quarters from and including fourth quarter of
         fiscal 1997 through and including third quarter of
         fiscal 1998                                                     ($95,000,000)

         Fourth quarter of fiscal 1998                                   ($98,000,000)

         First quarter of fiscal 1999                                    ($105,000,000)

         Second quarter of fiscal 1999                                   ($100,000,000)

         Third quarter of fiscal 1999                                    ($93,500,000)

         Fourth quarter of fiscal 1999                                   ($93,000,000)

         First quarter of fiscal 2000                                    ($103,500,000)

         Second quarter of fiscal 2000                                   ($97,300,000)

         Third quarter of fiscal 2000                                    ($88,000,000)

         Fourth quarter of fiscal 2000                                   ($86,500,000)

         Fiscal quarters from and including first quarter of
         fiscal 2001 through and including third quarter of
         fiscal 2001                                                     ($91,500,000)

         Fourth quarter of fiscal 2001                                   ($75,000,000)

         Fiscal quarters from and including first quarter of
         fiscal 2002 through and including third quarter of
         fiscal 2002                                                     ($80,000,000)

         Fourth quarter of fiscal 2002                                   ($55,000,000)

         Fiscal quarters from and including first quarter of
         fiscal 2003 through and including third quarter of
         fiscal 2003                                                     ($60,000,000)

         Fourth fiscal quarter of fiscal 2003 and all fiscal
         quarters thereafter                                             ($50,000,000)"




                  2.6 AMENDMENT TO SECTION 7.6 OF THE CREDIT AGREEMENT.
Section 7.6 of the Credit Agreement is hereby amended by deleting paragraph (b) of said Section in its entirety and substituting in lieu thereof the following:

                           "(b)  [Intentionally omitted]."

                  2.7 AMENDMENT TO SECTION 7.7 OF THE CREDIT AGREEMENT.
Section 7.7 of the Credit Agreement is hereby amended by deleting said Section in its entirety and substituting in lieu thereof the following:

                  "7.7 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding by more than $3,000,000 the Permitted Capital Expenditure Amount for such fiscal year and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount, provided that the aggregate amount of Capital Expenditures made pursuant to this clause
         (b) during any fiscal year set forth below shall not exceed the amount set forth opposite such fiscal year below:

                       Fiscal Year                                 Amount
                       -----------                                 ------
                           1999                                 $10,000,000
                           2000                                   3,000,000
                           2001                                   3,000,000
                   2002 and thereafter                            3,000,000,


         provided that if the Reinvestment Deferred Amount for any fiscal year set forth in the table above arising out of Asset Sales shall be less than the amount set forth above for such fiscal year, an amount equal to the lesser of (i) such difference and (ii) $3,000,000 shall be added to the amount set forth above for the succeeding fiscal year for the purposes of the immediately preceding proviso (but not for the purposes of this proviso). Anything in this Section to the contrary notwithstanding, (x) if during any fiscal year the amount of Capital Expenditures by the Borrower and its Subsidiaries (other than Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount) shall exceed the Permitted Capital Expenditure Amount for such fiscal year by up to the $3,000,000 amount permitted by clause (a) of the preceding sentence, the Permitted Capital Expenditure Amount for the succeeding fiscal year shall be automatically reduced by an amount equal to such excess and (y) in no event may the aggregate amount of Capital Expenditures during fiscal years 1999 through 2002 exceed $173,500,000."

                  2.8 AMENDMENTS TO ANNEXES. Annexes A and C to the Credit Agreement are hereby amended to read in their entireties as set forth in Annexes A and C, respectively, hereto.

                  SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date set forth above (the "AMENDMENT EFFECTIVE DATE") on the date on which (a) the Borrower and the Required Lenders shall have executed and delivered to the Administrative Agent this Amendment, (b) each Guarantor shall have executed the

Acknowledgment and Consent in the form annexed hereto and (c) the Borrower shall have paid to the Administrative Agent, on behalf of each Lender, an amendment fee in an amount equal to .50% (or .75%, in the case of each Lender which shall have executed and delivered its signature page hereto to counsel to the Administrative Agent by noon on Wednesday, December 30, 1998) of the sum of such Lender's Revolving Credit Commitment and Term Loans then outstanding.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

                  SECTION 5. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                  SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents. Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  SECTION 7. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 8. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   FRIENDLY ICE CREAM CORPORATION


                                   By: /s/ Paul J. Mcdonald
                                      ------------------------------------------
                                       Title: Senior Executive Vice President
                                              and Chief Administrative Officer


                                   SOCIETE GENERALE


                                   By: /s/ Salvatore Galatioto
                                      ------------------------------------------
                                       Title: Managing Director


                                   TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION


                                   By: /s/ Perry Vavoules
                                      ------------------------------------------
                                       Title: Senior Vice President


                                   SANWA BUSINESS CREDIT CORPORATION


                                   By: /s/ Mark Flamm
                                      ------------------------------------------
                                       Title: Vice President


                                   TORONTO DOMINION (TEXAS), INC.


                                   By: /s/ Sonja R. Jordan
                                      ------------------------------------------
                                       Title: Vice President

                                   BANKBOSTON, N.A.


                                   By: /s/ Rod Guinn
                                      ------------------------------------------
                                       Title: Division Executive



                                   GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                   By: /s/ Janet K. Williams
                                      ------------------------------------------
                                       Title: Duly Authorized Signatory


                                   FIRST SOURCE FINANCIAL LLP

                                   By: First Source Financial, Inc.,
                                       its Agent/Manager


                                   By: /s/ John P. Thacker
                                      ------------------------------------------
                                       Title: Senior Vice President

                                   NATIONSBANK, N.A.


                                   By: /s/ Richard G. Parkhurst, Jr.
                                      ------------------------------------------
                                       Title: Senior Vice President


                                   PAMCO CAYMAN LTD.

                                   By: Highland Capital Management, L.P.
                                       as Collateral Manager


                                   By: /s/ Mark Okada
                                      ------------------------------------------
                                       Title: Executive Vice President


                                   PAM CAPITAL FUNDING, L.P.

                                   By: Highland Capital Management, L.P.
                                       as Collateral Manager


                                   By: /s/ Mark Okada
                                      ------------------------------------------
                                       Title: Executive Vice President


                                   SENIOR DEBT PORTFOLIO

                                   By: First Source Financial, Inc.,
                                       its Agent/Manager


                                   By: /s/ Scott H. Page
                                      ------------------------------------------
                                       Title: Vice President


                                   FOOTHILL INCOME TRUST, L.P.


                                   By: /s/ Karen S. Sandler
                                      ------------------------------------------
                                       Title: Managing Partner

                           ACKNOWLEDGMENT AND CONSENT

           Each of the undersigned corporations as guarantors under the Guarantee and Collateral Agreement, dated as of November 19, 1997, made by the undersigned corporations in favor of the Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by this Amendment and (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Amendment and all prior modifications to the Credit Agreement.



                              FRIENDLY'S RESTAURANTS FRANCHISE,
                               INC.



                              By: /s/ Paul J. Mcdonald
                                 ----------------------------------------------
                                  Title:  Chief Administrative Officer, Senior
                                          Executive Vice President and Assistant
                                          Clerk


                              FRIENDLY'S INTERNATIONAL, INC.



                              By: /s/ Paul J. Mcdonald
                                 ---------------------------------------------
                                 Title: Vice President, Finance and Assistant Secretary

                                                                         ANNEX A



                    PRICING GRID FOR REVOLVING CREDIT LOANS,
                    TRANCHE A TERM LOANS AND COMMITMENT FEES




                  Consolidated                                     Applicable Margin
                 Leverage Ratio                                   for Eurodollar Loans          Commitment Fee Rate
                 --------------                                   --------------------          -------------------
         greater than equal to $ 4.0 to 1.0                               2.750%                       0.500%

 greater than equal to $ 3.5 to 1.0 and less than 4.0 to 1.0              2.500%                       0.500%

 greater than equal to $ 3.0 to 1.0 and less than 3.5 to 1.0              2.375%                       0.500%

 greater than equal to $ 2.5 to 1.0 and less than 3.0 to 1.0              2.125%                       0.375%

                  less than 2.5 to 1.0                                    1.875%                       0.375%



           Changes in the Applicable Margin with respect to Revolving Loans and Tranche A Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to
Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. In addition, at all times while a Default or an Event of Default shall have occurred and be continuing, there shall be no reduction in the Applicable Margin with respect to Revolving Loans and Tranche A Loans or in the Commitment Fee Rate; PROVIDED, HOWEVER, that any applicable reduction shall become effective at such time as no Default or Event of Default shall be continuing. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made as at the end of and with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements and shall reflect the matters set forth in the proviso to Section 7.1(a).

                                                                         ANNEX C



                       PERMITTED CAPITAL EXPENDITURE GRID


                                                                                      Ratio of
                              Capital            Consolidated                       Consolidated                         Permitted
     Fiscal                 Expenditure             EBITDA                           EBITDA to                            Capital
      Year                    Amount                Target                          Consolidated                        Expenditure
                                                                                    EBITDA Target                       Percentage
-------------------------------------------------------------            ----------------------------------------------------------
1998                  $53,000,000             $ 67,700,000
-------------------------------------------------------------
1999                  $33,000,000             $ 77,800,000               greater than or equal to $ 0.90 to 1.00             100%
-------------------------------------------------------------
2000                  $38,500,000             $ 84,800,000
-------------------------------------------------------------            ----------------------------------------------------------
2001                  $40,500,000             $ 95,400,000                     less than 0.90 to 1.00                         80%
                                                                                         and
                                                                         greater than or equal to $ 0.80 to 1.00
-------------------------------------------------------------            ----------------------------------------------------------
2002 and thereafter   $42,500,000             $105,900,000               less than 0.80 to 1.00                               50%
-------------------------------------------------------------            ----------------------------------------------------------


           Changes in the Permitted Capital Expenditure Amount resulting from changes in the Ratio of Consolidated EBITDA to Consolidated EBITDA Target shall become effective on the date (the "PERMITTED CAPITAL EXPENDITURE ADJUSTMENT DATE") on which audited financial statements are delivered to the Lenders pursuant to Section 6.1(a) with respect to any fiscal year, commencing with the Borrower's 1998 fiscal year (but in any event not later than the 90th day after the end of each such fiscal year), and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements are not delivered within the time period specified above, then, until such financial statements are delivered, the Ratio of Consolidated EBITDA to Consolidated EBITDA Target as at the end of the fiscal year that would have been covered thereby shall for the purposes of this definition be deemed to be less than 0.80 to 1.00. Each determination of the Ratio of Consolidated EBITDA to Consolidated EBITDA Target shall be made with respect to the period of four consecutive quarters of the Borrower ending at the end of the fiscal year covered by the relevant financial statements.